UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2013

Omnicare, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-8269	31-1001351
(Commission File Number)	(I.R.S. Employer Identification No.)

900 Omnicare Center 201 E. Fourth Street Cincinnati, OH 45202
(Address of Principal Executive Offices, Including Zip Code)

(513)-719-2600
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Omnicare, Inc. (“Omnicare” or the “Company”) will participate at the J.P. Morgan Global High Yield & Leveraged Finance Conference on Monday, February 25, 2013 in Miami, Florida.  As part of this conference, representatives of Omnicare will make a presentation on February 25, 2013 at 9:00 a.m. ET using the slides attached to this Current Report on Form 8-K as Exhibit 99.1.  The presentation will address, among other things, the Company's strategy, objectives and financial performance and discuss industry trends and dynamics.  The presentation will be webcast live and will be available on the Investor Relations section of Omnicare's web site at omnicare.com by clicking on an available link.

Note Regarding Presentation of Non-GAAP Financial Measures

There will be certain non-GAAP financial measures presented.  To facilitate comparisons and to enhance the understanding of core operating performance, the presentation includes financial measures that are adjusted from the comparable amount under GAAP to exclude the impact of the special items and accounting changes, and to present results on a continuing operations basis.  For a detailed reconciliation of adjusted financial measures to GAAP financial measures and related definitions and components, please refer to the reconciliation schedules posted on the Investor Relations section of Omnicare's web site at omnicare.com.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Slide presentation of Omnicare, Inc. used in connection with the Company's February 25, 2013 presentation at the J.P. Morgan Global High Yield & Leveraged Finance Conference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Robert O. Kraft
Name: Robert O. Kraft
Title: Senior Vice President and Chief Financial Officer

Dated:  February 25, 2013

INDEX TO EXHIBITS

Exhibit Number        Description of Exhibit

99.1        Slide presentation of Omnicare, Inc. used in connection with the Company's February 25, 2013 presentation at the J.P. Morgan Global High Yield & Leveraged Finance Conference.